EXHIBIT 12

 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
   COMBINED

                                                                         AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                                                                                FOR THE YEARS ENDED JUNE
                                                                                  (THOUSANDS OF DOLLARS)
                                                    ---------------------------------------------------------------------------
                                                        2000            1999            1998           1997            1996
                                                    ------------    ------------    ------------   -------------   ------------
Earnings before income taxes and
member refunds....................................  $    13,015     $    23,200     $    30,184    $     13,226    $    17,531

Fixed charges - Interest..........................       70,536          62,369          61,395          58,016         58,450
              - Rentals...........................        5,272           4,768           4,131           3,434          2,828
                                                    ------------    ------------    ------------   -------------   -----------
Total fixed charges...............................       75,808          67,137          65,526          61,450         61,278
                                                    ------------    ------------    ------------   -------------   -----------
Adjusted net earnings.............................  $    88,823     $    90,337     $    95,710    $     74,676    $    78,809
                                                    ============    ============    ============   =============   ===========

Ratio of adjusted net earnings to total
fixed charges.....................................          1.2             1.3             1.5             1.2            1.3
                                                    ============    ============    ============   =============   ===========

Deficiency of adjusted net earnings to
total fixed charges...............................         N/D            N/D            N/D             N/D           N/D
                                                    ============    ============    ============   =============   ===========

Fixed charges and preferred dividends combined:
 Preferred dividend factor:
   Preferred dividend requirements................  $     3,060     $     3,287     $     3,522    $      4,115    $     4,255
   Ratio of pre-tax earnings to
   after-tax earnings*............................         47.3%           55.8%           53.0%           64.3%          50.5%
   Preferred dividend factor on
   pre-tax basis..................................        6,469           5,891           6,645           6,400          8,426

Total fixed charges (above).......................       75,808          67,137          65,526          61,450         61,278
                                                    ------------    ------------    ------------   -------------   -----------

Fixed charges and preferred dividends
combined..........................................  $    82,277     $    73,028     $    72,171    $     67,850    $    69,704
                                                    ============    ============    ============   =============   ===========

Ratio of adjusted net earnings to fixed
charges and preferred dividends
combined**........................................          1.1             1.2             1.3             1.1            1.1
                                                    ============    ============    ============   =============   ===========

Deficiency of adjusted net earnings to
fixed charges and preferred dividends
combined..........................................        N/D            N/D             N/D             N/D            N/D
                                                    ============    ============    ============   =============   ===========

* Represents pre-tax adjusted net earnings from continuing operations divided by after-tax earnings, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net earnings divided by fixed charges and preferred dividends combined.

N/D   No deficiency.

    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
         COMBINED

                                                                                  AGWAY INC. (PARENT)
                                                                               FOR THE YEARS ENDED JUNE
                                                                                (THOUSANDS OF DOLLARS)
                                                    ---------------------------------------------------------------------------
                                                        2000            1999            1998           1997            1996
                                                    ------------    ------------    ------------   -------------   ------------
Earnings before income taxes and
member refunds....................................  $     1,993     $    14,077     $    20,243    $     (2,541)   $    19,323

Fixed charges - Interest..........................       18,085          13,660           8,575          10,626          9,723
              - Rentals...........................        3,193           3,017           2,604           2,135          1,614
                                                    ------------    ------------    ------------   -------------   -----------
Total fixed charges...............................       21,278          16,677          11,179          12,761         11,337
                                                    ------------    ------------    ------------   -------------   -----------
Adjusted net earnings.............................  $    23,271     $    30,754     $    31,422    $     10,220    $    30,660
                                                    ============    ============    ============   =============   ===========

Ratio of adjusted net earnings to total
fixed charges.....................................          1.1            1.8              2.8         (a)                2.7
                                                    ============    ============    ============   =============   ===========

Deficiency of adjusted net earnings to
total fixed charges...............................        N/D            N/D             N/D             (2,541)        N/D
                                                    ============    ============    ============   =============   ===========

Fixed charges and preferred dividends combined:
 Preferred dividend factor:
   Preferred dividend requirements................  $     3,060     $     3,287     $     3,522    $      4,115    $     4,255
   Ratio of pre-tax earnings to
   after-tax earnings*............................       (12.0%)        (279.6%)          124.6%        (215.2%)          95.8%
   Preferred dividend factor on...................
   pre-tax basis..................................      (25,550)         (1,176)          2,826          (1,913)         4,441

Total fixed charges (above).......................       21,278          16,677          11,179          12,761         11,337
                                                    ------------    ------------    ------------   -------------   -----------

Fixed charges and preferred dividends
combined..........................................  $    (4,222)    $    15,501     $    14,005    $     10,848    $    15,778
                                                    ============    ============    ============   =============   ===========

Ratio of adjusted net earnings to fixed
charges and preferred dividends
combined**........................................          5.5             2.0             2.2         (b)                1.9
                                                    ============    ============    ============   =============   ===========

Deficiency of adjusted net earnings to
fixed charges and preferred dividends
combined..........................................       N/D              N/D            N/D               (628)        N/D
                                                    ===========     ============    ============   =============   ===========

* Represents pre-tax adjusted net earnings from continuing operations divided by after-tax earnings, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net earnings divided by fixed charges and preferred dividends combined.

N/D  No deficiency.

(a)  Adjusted net earnings are inadequate to cover total fixed charges.
(b) Adjusted net earnings are inadequate to cover total fixed charges and preferred dividends combined.